Exhibit 99.1
Contact: Lily Outerbridge
Investor Relations
(441) 298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD.  REPORTS FINANCIAL RESULTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2008

HAMILTON, BERMUDA, July 22, 2008 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $102.4 million, or $1.82 per diluted common share, for the quarter ended June 30, 2008.  The results for the quarter include net premiums earned of $258.0 million, a decrease of 12.8% from the same quarter last year, net favorable development of $36.8 million, compared with net favorable development of $22.2 million for the same quarter last year, and net investment income of $46.9 million, a decrease of 14.2% from the same quarter last year.

Michael D. Price, Chief Executive Officer, commented, “Our results reflect disciplined underwriting, favorable reserve development, lower than expected catastrophe activity, significant investment income, and active capital management.  Our net income was very strong and resulted in record earnings per diluted common share.  Our book value per share growth of 2.7% for the quarter and 8.7% year to date reflected an increase in unrealized losses in our investment portfolio.”

Mr. Price added, “Reinsurers face challenging market conditions for both their underwriting and investment activities.  Through this turbulent period, we will continue taking risk on both sides of the balance sheet provided we believe we are being adequately compensated for doing so.”

Results for the quarter ended June 30, 2008 were summarized as follows:

• Net income was $102.4 million, or $1.82 per diluted common share.

• Net premiums written were $224.9 million and net premiums earned were $258.0 million.

• GAAP combined ratio was 68.4%.

• Net investment income was $46.9 million.

Results for the quarter ended June 30, 2008 compared to the quarter ended June 30, 2007 were summarized as follows:

• Net income increased $11.7 million (or 12.9%).

· Net premiums written decreased $62.9 million (or 21.8%) and net premiums earned decreased $37.9 million (or 12.8%)

• GAAP combined ratio decreased 12.4 percentage points.

• Net investment income decreased $7.8 million (or 14.2%).

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended June 30, 2008 were $118.6 million, $102.9 million and $3.4 million, respectively, representing 52.7%, 45.8% and 1.5%, respectively, of the total net premiums written. Combined ratios for these segments were 47.8%, 93.6% and 91.2%, respectively, for the quarter. Compared to the quarter ended June 30, 2007, net premiums written decreased by $0.6 million (or 0.5%), $59.7 million (or 36.7%) and $2.6 million (or 43.2%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Results for the six months ended June 30, 2008 were summarized as follows:

• Net income was $207.5 million, or $3.58 per diluted common share.

• Net premiums written were $521.1 million and net premiums earned were $559.8 million.

• GAAP combined ratio was 73.7%.

• Net investment income was $96.0 million.

Results for the six months ended June 30, 2008 compared to the six months ended June 30, 2007 were summarized as follows:

• Net income increased $44.0 million (or 26.9%).

· Net premiums written decreased $65.5 million (or 11.2%) and net premiums earned decreased $20.9 million (or 3.6%).

• GAAP combined ratio decreased 10.1 percentage points.

• Net investment income decreased $10.4 million (or 9.8%).

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the six months ended June 30, 2008 were $287.4 million, $228.5 million, and $5.2 million, respectively, representing 55.2%, 43.8% and 1.0%, respectively, of the total net premiums written.  Combined ratios for these segments were 53.9%, 95.7% and 106.3%, respectively, for the six months ended June 30, 2008.  Compared to the six months ended June 30, 2007, net premiums written increased $30.5 million (or 11.9%) in the Property and Marine segment and decreased $86.3 million (or 27.4%) and $9.8 million (or 65.0%) in the Casualty and Finite Risk segments, respectively.

Total assets were $4.99 billion as of June 30, 2008, a decrease of $89.9 million (or 1.8%) from $5.08 billion as of December 31, 2007.  Cash, cash equivalents and fixed maturity investments were $4.38 billion as of June 30, 2008, a decrease of $83.1 million (or 1.9%) from December 31, 2007.

Shareholders’ equity was $1.97 billion as of June 30, 2008, a decrease of $29.8 million (or 1.5%) from December 31, 2007.  Book value per common share was $36.99 as of June 30, 2008 based on 48.7 million common shares outstanding, an increase of $2.95 (or 8.7%) from $34.04 as of December 31, 2007 based on 53.8 million common shares outstanding.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The financial supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Wednesday, July 23, 2008 at 8:30 a.m. Eastern time.  The call may be accessed by dialing 888-802-2275 (US callers) or 913-312-1508 (international callers), or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Wednesday, July 23, 2008 until midnight Eastern time on Wednesday, July 30, 2008.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 9206842. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss) and related underwriting ratios are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income before income tax expense and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forwarding-Looking Statements
Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar import.  Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change.  These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company, Inc. rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company's liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company's plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company's discretion.  As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.  Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation  to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of June 30, 2008 and December 31, 2007
(amounts in thousands, except per share amounts)

	June 30, 2008	December 31, 2007
	(Unaudited)
Assets
Investments	$3,425,356	$3,371,348
Cash, cash equivalents and short-term investments	953,059	1,090,155
Reinsurance premiums receivable	262,128	244,360
Accrued investment income	34,429	34,696
Reinsurance balances (prepaid and recoverable)	27,650	37,348
Deferred acquisition costs	62,237	70,508
Funds held by ceding companies	157,603	165,604
Other assets	66,342	64,731
Total assets	$4,988,804	$5,078,750

Liabilities
Unpaid losses and loss adjustment expenses	$2,352,116	$2,361,038
Unearned premiums	263,672	298,498
Debt obligations	250,000	250,000
Commissions payable	110,346	100,204
Other liabilities	44,078	70,633
Total liabilities	3,020,212	3,080,373

Total shareholders' equity	1,968,592	1,998,377

Total liabilities and shareholders' equity	$4,988,804	$5,078,750

Book value per common share (a)	$36.99	$34.04

(a) Book value per common share is determined by dividing shareholders' equity, excluding capital attributable to preferred shares, by actual common shares outstanding including unvested restricted common shares.  Unvested restricted common shares were as follows:  June 30, 2008 -50,732; December 31, 2007 - 55,910

Platinum Underwriters Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Three and Six Months Ended June 30, 2008 and 2007
(amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Revenue
Net premiums earned	$257,982	295,918	559,833	$580,766
Net investment income	46,932	54,684	95,994	106,383
Net realized losses on investments	(184)	(1,639)	(139)	(1,657)
Other expense	(6,227)	(2,206)	(4,206)	(2,986)
Total revenue	298,503	346,757	651,482	682,506

Expenses
Net losses and LAE	93,392	164,431	253,595	346,344
Net acquisition expenses	66,137	56,827	126,679	104,947
Other underwriting expenses	16,991	17,617	32,692	35,396
Corporate expenses	8,109	8,491	14,098	13,918
Net foreign currency exchange gains (losses)	1,998	(1,416)	(2,871)	(1,458)
Interest expense	4,751	5,456	9,501	10,911
Total expenses	191,378	251,406	433,694	510,058
Income before income tax expense	107,125	95,351	217,788	172,448
Income tax expense	4,768	4,701	10,260	8,965
Net income	102,357	90,650	207,528	163,483

Preferred dividends	2,602	2,602	5,204	5,204

Net income attributable to common shareholders	$99,755	88,048	202,324	$158,279

Basic
Weighted average common shares outstanding	48,468	60,061	50,286	59,891
Basic earnings per common share	$2.06	1.47	4.02	$2.64

Diluted
Adjusted weighted average common shares outstanding	56,097	67,857	58,021	67,578
Diluted earnings per common share	$1.82	1.34	3.58	$2.42

Comprehensive income
Net income	$102,357	90,650	207,528	$163,483
Other comprehensive loss, net of deferred taxes	(38,876)	(32,926)	(42,997)	(23,541)
Comprehensive income	$63,481	57,724	164,531	$139,942

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Three Months Ended June 30, 2008 and 2007
($ in thousands)

Three Months Ended June 30, 2008 (Unaudited)
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$118,588	102,893	3,379	$224,860
Net premiums earned	141,716	113,245	3,021	257,982

Net losses and LAE	33,367	66,783	(6,758)	93,392
Net acquisition expenses	24,774	32,214	9,149	66,137
Other underwriting expenses	9,635	6,991	365	16,991
Total underwriting expenses	67,776	105,988	2,756	176,520
Segment underwriting income	$73,940	7,257	265	81,462

Net investment income				46,932
Net realized losses on investments				(184)
Net foreign currency exchange losses				(1,998)
Other expense				(6,227)
Corporate expenses not allocated to segments				(8,109)
Interest expense				(4,751)
Income before income tax expense				$107,125

GAAP underwriting ratios:
Loss and LAE	23.5%	59.0%	(223.7%)	36.2%
Acquisition expense	17.5%	28.4%	302.8%	25.6%
Other underwriting expense	6.8%	6.2%	12.1%	6.6%
Combined	47.8%	93.6%	91.2%	68.4%

Three Months Ended June 30, 2007 (Unaudited)
Segment underwriting results

Net premiums written	$119,226	162,548	5,949	$287,723
Net premiums earned	125,136	163,845	6,937	295,918

Net losses and LAE	43,242	117,993	3,196	164,431
Net acquisition expenses	16,264	40,061	502	56,827
Other underwriting expenses	10,582	6,442	593	17,617
Total underwriting expenses	70,088	164,496	4,291	238,875
Segment underwriting income (loss)	$55,048	(651)	2,646	57,043

Net investment income				54,684
Net realized losses on investments				(1,639)
Net foreign currency exchange gains				1,416
Other expense				(2,206)
Corporate expenses not allocated to segments				(8,491)
Interest expense				(5,456)
Income before income tax expense				$95,351

GAAP underwriting ratios:
Loss and LAE	34.6%	72.0%	46.1%	55.6%
Acquisition expense	13.0%	24.5%	7.2%	19.2%
Other underwriting expense	8.5%	3.9%	8.5%	6.0%
Combined	56.1%	100.4%	61.8%	80.8%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Six Months Ended June 30, 2008 and 2007
($ in thousands)

Six Months Ended June 30, 2008 (Unaudited)
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$287,405	228,469	5,257	$521,131
Net premiums earned	295,106	260,740	3,987	559,833

Net losses and LAE	95,406	166,176	(7,987)	253,595
Net acquisition expenses	45,428	69,702	11,549	126,679
Other underwriting expenses	18,231	13,786	675	32,692
Total underwriting expenses	159,065	249,664	4,237	412,966
Segment underwriting income (expense)	$136,041	11,076	(250)	146,867

Net investment income				95,994
Net realized losses on investments				(139)
Net foreign currency exchange gains				2,871
Other expense				(4,206)
Corporate expenses not allocated to segments				(14,098)
Interest expense				(9,501)
Income before income tax expense				$217,788

GAAP underwriting ratios:
Loss and LAE	32.3%	63.7%	(200.3%)	45.3%
Acquisition expense	15.4%	26.7%	289.7%	22.6%
Other underwriting expense	6.2%	5.3%	16.9%	5.8%
Combined	53.9%	95.7%	106.3%	73.7%

Six Months Ended June 30, 2007 (Unaudited)
Segment underwriting results

Net premiums written	$256,880	314,731	15,029	$586,640
Net premiums earned	244,846	317,864	18,056	580,766

Net losses and LAE	105,869	230,375	10,100	346,344
Net acquisition expenses	32,199	72,096	652	104,947
Other underwriting expenses	20,610	13,159	1,627	35,396
Total underwriting expenses	158,678	315,630	12,379	486,687
Segment underwriting income	$86,168	2,234	5,677	94,079

Net investment income				106,383
Net realized losses on investments				(1,657)
Net foreign currency exchange gains				1,458
Other expense				(2,986)
Corporate expenses not allocated to segments				(13,918)
Interest expense				(10,911)
Income before income tax expense				$172,448

GAAP underwriting ratios:
Loss and LAE	43.2%	72.5%	55.9%	59.6%
Acquisition expense	13.2%	22.7%	3.6%	18.1%
Other underwriting expense	8.4%	4.1%	9.0%	6.1%
Combined	64.8%	99.3%	68.5%	83.8%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.